GaveKal Capital, LLC CODE OF ETHICS

1.1           Purposes of the Code

1.1.A.    GaveKal has a duty to exercise its authority and responsibility for the benefit of its clients, to place the interests of its clients first, and to refrain from having outside interests that conflict with the interests of its clients. GaveKal must avoid any circumstances that might adversely affect or appear to affect its duty of complete loyalty to its clients.

1.1.B.    This Code of Ethics (“the Code”) has been adopted by GaveKal as investment adviser to its clients pursuant to Rule 204A-1 under the Advisers Act. The Code applies to all GaveKal supervised persons (the “Supervised Persons “), and in some cases, particularly to GaveKal’s “access persons.” The CCO administers the Code. The purposes of the Code are to deter wrongdoing and to promote, on the part of all who work at GaveKal:  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; the prompt internal reporting to an appropriate person or persons identified in the Code of violations of the Code; and accountability for adherence to the Code.

1.1.C.    Each Supervised Person should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

1.2.	Supervised Persons Should Handle Ethically Actual and Apparent Conflicts of Interest Overview.

1.2.A.    A “conflict of interest” occurs when a Supervised Person’s private interest interferes with the interests of, or his service to, the clients of GaveKal. For example, a conflict of interest would arise if a Supervised Person, or a member of his family, receives improper personal benefits as a result of his/her position with GaveKal. Certain conflicts of interest arise out of the relationships between Supervised Persons and GaveKal and already are subject to conflict of interest provisions in the Advisers Act.

1.2.B.    If a Supervised Person is in doubt, other potential conflict of interest situations should be described immediately to the CCO for resolution. Similarly, any questions a Supervised Person has regarding generally the application or interpretation of the Code should be directed to the CCO immediately.

1.3           Disclosure and Compliance

1.3.A.    For purposes of Rule 204A and this Code, the term “Access Person” means a supervised person who has access to nonpublic information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic, and includes a supervised person who has access to nonpublic information regarding the portfolio holdings of affiliated mutual funds. Each member of GaveKal is presumed to be an access person.

1.3.B.    Each Supervised Person should familiarize him/herself with the disclosure requirements applicable generally to GaveKal. Each Supervised Person should, to the extent appropriate within his area of responsibility, consult with others at GaveKal and with outside service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents GaveKal files with, or submits to, the SEC and in other public communications made by GaveKal. It is the responsibility of each Supervised Person to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

1.4           Code Requirements

1.4 A   It is GaveKal’s policy to run background checks on access persons.

1.4 B   All Supervised Persons must inform GaveKal of all instances in which the Supervised Person is acting as a trustee or has a power of attorney.  GaveKal has a policy that no Supervised Person may act as a trustee or have a power of attorney allowing the Supervised Person access to client funds.

1.4 C            Every access person must submit a complete report of his/her personal securities holdings to the CCO upon commencing association with GaveKal [See Appendix F], and thereafter, at least annually. [See Appendix H] The report upon association must relate back no less than 45 days before the beginning date. The annual report must be current as of 45 days prior to filing;

1.4 D            Every access person must also file with CCO a quarterly report due no later than 30 days after the close of each calendar quarter [See Appendix G]. Such reports are not required if the access person has arranged to have confirmations and monthly statements from his/her brokerage accounts forwarded to the CCO. Access persons who have no securities transactions to report need not file a report;

1.4 E              The initial, annual and quarterly filing reports requirement does not apply to the following securities holdings:

(1)	automatic investment plans; and

(2)	accounts over which the access person has no control.

1.4 F             These reports must include information about all “reportable securities” transactions. Ownership of securities by an access person’s household family member is presumed to be ownership by the access person.

1.4 G             The CCO shall establish a form or blotter to record personal related securities transactions, and that must include the following information:

(1)	The identity and amount of the related security involved;

(2)	The date and nature of the transaction;

(3)	The price at which the transaction was effected; and

(4)	The name of the broker, dealer or bank where the transaction was effected.

1.4. H            All securities are “reportable securities” except:

(1)	U.S. government securities;

(2)	money market instruments;

(3)	shares of money market funds;

(4)	shares of unaffiliated mutual funds;

(5)	currency transactions; and

(6)	shares of unit investment trusts including unaffiliated mutual funds;

1.4 I              Access persons may only acquire shares of an initial public offering or a private placement of securities after obtaining the express permission of the CCO;

1.4 J              Violations of the Code must be reported promptly upon discovery to the CCO or the President of GaveKal;

1.4 K.            GaveKal shall provide a copy of this Code to each supervised person of GaveKal annually. Each supervised person must confirm and acknowledge in writing [See Appendix D] that he/she has received said Code; and

1.4 L              GaveKal is required to maintain and enforce the Code.

1.4 M             Generally, records regarding this Code must be maintained for five years, a minimum of the first two on GaveKal’s premises. However, this Code must be retained in the records of GaveKal at all times while in effect and for five years after it ceases to be in effect. The acknowledgements of receipt by supervised must be maintained at all times the supervised person remains associated with GaveKal and for five years after the association terminates. A list of access persons must be maintained and include the name of every person who was an access person at any time within the last five years, even if the person is no longer an access persons or no longer with GaveKal.

1.5           Privacy of Client Financial Information

GaveKal will not disclose any nonpublic personal information about a client to any nonaffiliated third party unless the client gives express permission to GaveKal to do so. The client in writing must grant such permission, or denial of permission, to GaveKal. A copy of the permission/denial document will be filed in the client file.

1.6           Conflicts of Interest Created by Accepting Gifts

Gifts (other than de minimis gifts, which are usually defined as having a value under $100.00) should not be accepted from persons or entities doing business with GaveKal. A gift log will be maintained and reviewed quarterly by the Management Committee.

1.7           Use of Disclaimers Prohibited

GaveKal shall not attempt to limit liability for willful misconduct or gross negligence through the use of disclaimers.

APPENDIX D
 STAFF ACKNOWLEDGMENT OF RECEIPT
OF WRITTEN POLICIES AND PROCEDURES MANUAL

GAVEKAL CAPITAL, LLC

ACKNOWLEDGMENT OF RECEIPT

Each staff member shall receive a copy of the Manual subsequent to his or her association with the firm and shall have ample opportunity to read and discuss any or all portions of the Manual to their satisfaction.

When any significant changes are made, they will be brought to the attention of each staff member immediately.

The lower portion of this page shall be detached after the signature of the staff member has been affixed and shall be retained by the firm.

ACKNOWLEDGMENT

I, _____________________________ the undersigned, do hereby acknowledge receipt of a copy of the Written Supervisory and Procedures Manual for GaveKal Capital, LLC, have had an opportunity to read the Manual and have discussed any and all portions to my satisfaction. I agree to abide by the policies and procedures of GaveKal Capital, LLC and by all applicable State and Federal securities laws and the Rules and Regulations of all applicable State and Federal.

Dated this ______ day of ________________, 20____.

____________________________________
Staff Member Signature

(This acknowledgment to be retained in the staff member file.)

APPENDIX F

GAVEKAL CAPITAL, LLC

CODE OF ETHICS

INITIAL REPORT

To the Chief Compliance Officer of GaveKal Capital, LLC:

1.	I hereby acknowledge receipt of a copy of the Code of Ethics for GaveKal Capital, LLC

2.	I have read and understand the Code and recognize that I am subject thereto in the capacity of an “Associated Person.”

3.
Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship that may involve GaveKal Capital, LLC, such as any economic relationship between my transactions and Reportable Securities held or to be acquired by any client.

4.	As of the date below I had direct or indirect beneficial ownership in the following Reportable Securities:

Title of Security	Number of Shares	Dollar Amount of Transaction	Type of Interest (Direct or Indirect)

F-1

5.
I hereby represent that I maintain account(s) as of the date this report is submitted in which Reportable Securities are held for my direct or indirect benefit with the brokers-dealers or banks listed below.

Name of Broker, Bank or Dealer with Whom Account Maintained	Date Established

Name:

Title:

Date Report Submitted:

F-2

APPENDIX G

GAVEKAL CAPITAL, LLC

CODE OF ETHICS

QUARTERLY SECURITIES TRANSACTIONS REPORT

For the Calendar Quarter Ended:  _____June 30, 2010

To the Chief Compliance Officer of GaveKal Capital, LLC:

During the quarter referred to above, the following transactions were effected in Reportable Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and that are required to be reported pursuant to the Code of Ethics.

TITLE OF SECURITY	DATE OF TRANS-ACTION	NO. OF SHARES	INTEREST RATE AND MATURITY DATE (if applicable)	DOLLAR AMOUNT OF TRANSACTION	NATURE OF TRANSACTION (Purchase, Sale, Other)	PRICE	BROKER- DEALER OR BANK THROUGH WHOM EFFECTED

This report:  (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Reportable Securities listed above.

I hereby represent that I established the brokerage accounts listed below, in which Reportable Securities were held during the quarter referenced above for my indirect or direct benefit

APPENDIX G

Name of Broker-Dealer or Bank with which Account Established	Date Established

Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship that may involve GaveKal Capital, LLC, such as the existence of any economic relationship between my transactions and Reportable Securities held or to be acquired by any client.

Name:
Title:
Date Report Submitted:

APPENDIX H

GAVEKAL CAPITAL, LLC

CODE OF ETHICS
ANNUAL REPORT

To the Chief Compliance Officer of the GaveKal Capital, LLC:

1.	I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an “Associated Person.”

2.
I hereby certify that, during the year ended December 31, 2009, I have complied with the requirements of the Code of Ethics and I have reported all Covered Securities transactions required to be reported pursuant to the Code.

3.
Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship that may involve GaveKal Capital, LLC, such as any economic relationship between my transactions and Covered Securities held or to be acquired by any client.

4.	As of December 31, 2009, I had a direct or indirect beneficial ownership in the following Covered Securities:

Title of Security	Number of Shares	Principal Amount of Securities Sold	Type of Interest (Direct or Indirect)	Broker-Dealer or Bank Through Which Effected

APPENDIX H

5.	I hereby represent that I maintain the account(s) with the brokers-dealers or banks listed below in which Covered Securities are held for my direct or indirect benefit.

Name of Broker-Dealer or Bank with which Account Maintained	Date Established

Name:
Title:
Date Report Submitted:

H-2